Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI to Present at REITWeek 2019 Investor Conference
MURFREESBORO, Tenn. -- (May 10, 2019) -- National Health Investors, Inc. (NYSE: NHI) announced that its President and CEO, Eric Mendelsohn, along with other members of its senior management team, will make a presentation to the investment community at the REITWeek 2019 Investor Conference. NAREIT’s Investor Forum will be held at the New York Hilton Midtown in New York, NY. The presentation will take place on Thursday, June 6, 2019, from 8:00 a.m. to 8:30 a.m. ET.
A link to this webcast can be found on the Company’s website at www.nhireit.com as well as https://reitstream.com/reitweek2019/national-health-investors. The online replay will begin shortly after the presentation ends and will be available for 90 days.
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.